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                                                                      EXHIBIT 5



               MICHENER, LARIMORE, SWINDLE, WHITAKER, FLOWERS,
                        SAWYER, REYNOLDS & CHALK, L.L.P.
                             ATTORNEYS & COUNSELORS
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                           3500 CITY CENTER TOWER II
                              301 COMMERCE STREET
                          FORT WORTH, TEXAS 76102-4135
                                 (817) 335-4417

SENDER'S DIRECT DIAL NUMBER                             TELECOPY (817) 878-0706
(817) 817-878-0530




                                 March 26, 1997




Midland Resources, Inc.
16701 Greenspoint Park Drive
Suite 200
Houston, Texas  77060

             Re: Midland Resources, Inc. 1997 Board of Directors
                 Stock Incentive Plan (the "Directors Plan");
                 Business Consultant Agreement (the "Consultant Agreement"), and 1996 Midland Resources, Inc. Long-Term Incentive Plan (the "1996 Plan") (collectively, the "Plans")

Gentlemen:

             As set forth in the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Midland Resources, Inc., a Texas corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to 1,685,000 shares of common stock, $.001 par value, of the Company (the "Common Stock"), to be issued from time to time pursuant to the above-referenced plans (collectively the "Plans"), certain legal matters in connection with the Common Stock are being passed upon for you by us. At your request, this opinion is being furnished to you for filing as Exhibit 5 to the Registration Statement.

             The Plans provide for the grant to certain directors of the Company and its subsidiaries of (i) nonstatutory stock options ("Nonstatutory Options"), (ii) stock appreciation rights ("SARs"), (iii) stock awards, including restricted stock and deferred stock, (iv) the right to purchase common stock of the Company pursuant to the ESOP, and (v) such other stock-based awards established pursuant to the Plans, as the case may be, and
(vii) the right to exercise rights to acquire common stock of the Company by Edward Kennard Andrew in the case of the Consultant Agreement. As used herein, the term "Options" shall mean Nonstatutory Options and the Warrant issuable pursuant to the Consultant Agreement, and the term "Option Shares" shall mean the Shares issuable upon the exercise of Nonstatutory Options and such Warrant.

             In our capacity as your counsel in connection referred to above, we have examined the Plans, the Company's Articles of Incorporation, and its Bylaws, each as amended to date, and have examined the originals, or copies certified or otherwise identified, of corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments or documents, a basis for the opinions hereinafter expressed.

             We have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.


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             Based upon our examination as aforesaid and subject to
assumptions, limitations and qualifications set forth herein, we are of the opinion that:

                     1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Texas.

                     2. Upon the issuance and delivery of such Option Shares
             upon the exercise of Options in accordance with the Plans and the receipt of the consideration fixed by the Options, such Option Shares will be validly issued, fully paid and nonassessable.

             We do not express any opinion herein on any other respect of the Options or the Option Shares, the effect of any equitable principles or fiduciary considerations relating to the adoption of the Plans or the issuance of the Options or Option Shares, the enforceability of any particular provisions of the Plans or the Options, or the provisions of the Plans or Options which discriminate or create unequal voting power among shareholders.

             The opinions set forth above are limited in all respects to matters of Texas law as in effect on the date hereof.

             We consent to the inclusion in the Registration Statement (Form S-8) pertaining to the Midland Resources, Inc. 1997 Board of Directors Stock Incentive Plan, the Business Consultant Agreement, and the 1996 Midland Resources, Inc. Long-Term Incentive Plan, of this opinion.

                                          Very truly yours,



                                          /s/ Wayne M. Whitaker, Partner
WMW/jj